Exhibit 99.1

Southern First Reports Results for First Quarter of 2016

Greenville, South Carolina, April 26, 2016 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $3.0 million, or $0.45 per diluted share for the first quarter of 2016. In comparison, net income available to common shareholders was $2.0 million, or $0.31 per diluted share, for the first quarter of 2015.

2016 First Quarter Highlights
●	Net income to common shareholders increased 48% to $3.0 million for Q1 2016 compared to $2.0 million for Q1 2015
●	Core deposits increased 21% to $853.6 million at Q1 2016, compared to $707.6 million at Q1 2015
●	Gross loans increased 14% to $1.0 billion at Q1 2016, compared to $909.3 million at Q1 2015
●	Total revenue increased 15% to $12.9 million for Q1 2016, compared to $11.2 million for Q1 2015
●	Return on average assets increased to 1.00% for Q1 2016, compared to 0.78% for Q1 2015

“I’m proud of our Southern First team for their performance during the first quarter of 2016 as we generated over $3 million in quarterly earnings. We continue to see strong growth in new client relationships and excellent momentum from our mortgage team,” stated Art Seaver, the Company’s Chief Executive Officer.

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$3,006	2,853	2,727	2,560	2,028
Earnings per common share, diluted	0.45	0.43	0.41	0.39	0.31
Total revenue(1)	12,866	12,166	11,962	11,606	11,211
Net interest margin (tax-equivalent)(2)	3.64%	3.48%	3.62%	3.73%	3.72%
Return on average assets(3)	1.00%	0.93%	0.95%	0.95%	0.78%
Return on average equity(3)	12.47%	12.11%	11.99%	11.75%	9.67%
Efficiency ratio(4)	58.42%	59.44%	57.44%	57.26%	66.55%
Balance Sheet ($ in thousands):
Loans(5)	$1,038,862	1,004,944	993,233	963,496	909,321
Core deposits(6)	853,636	840,233	794,207	741,578	707,632
Total deposits	1,003,241	985,733	943,918	894,524	850,310
Total assets	1,239,317	1,217,293	1,173,557	1,119,000	1,072,637
Holding Company Capital Ratios(7):
Total risk-based capital ratio	11.89%	11.95%	11.93%	11.90%	12.21%
Tier 1 risk-based capital ratio	10.64%	10.70%	10.68%	10.65%	10.96%
Leverage ratio	9.18%	8.78%	9.09%	9.32%	9.34%
Common equity tier 1 ratio(8)	9.39%	9.40%	9.34%	9.28%	9.50%
Tangible common equity(9)	7.93%	7.74%	7.76%	7.83%	7.96%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.68%	0.75%	0.84%	0.85%	0.85%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.14%	0.14%	0.13%	0.10%	0.06%
Allowance for loan losses as a percentage of loans(5)	1.34%	1.36%	1.35%	1.34%	1.35%
Allowance for loan losses as a percentage of nonaccrual loans	224.56%	205.98%	186.04%	193.73%	187.61%
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized based on quarterly net income.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	March 31, 2016 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

Operating Results
Net interest margin for the first quarter of 2016 was 3.64%, compared to 3.48% for the prior quarter, and 3.72% for the first quarter of 2015. During the first quarter of 2016, our average interest-earning assets increased by $153.1 million, compared to the first quarter of 2015; however, the yield on our interest-earning assets declined by eight basis points. In comparison, our average interest-bearing liabilities increased by $104.2 million during the first quarter of 2016, compared to the first quarter of 2015, with the respective cost increasing by two basis points. While our 2016 net interest margin declined by eight basis points from the first quarter of 2015 due primarily to lower yields on our interest-earning assets, the 16 basis point increase in net interest margin from the fourth quarter of 2015 was driven by an 18 basis point increase in yield on our interest-earning assets due to a $43.3 million decline in our average federal funds balances during the first quarter of 2016.

Noninterest income was $2.6 million and $2.1 million for the three months ended March 31, 2016 and 2015, respectively. The increase in noninterest income during the three month period ended March 31, 2016 relates primarily to increases in loan and mortgage fee income and other income, as well as an increase in gain on sale of investment securities. A significant portion of our loan fee income relates to income derived from mortgage originations which was 95% and 97% of total loan and mortgage fee income for the three months ended March 31, 2016 and 2015, respectively.

Noninterest expense was $7.5 million for both three-month periods ended March 31, 2016 and 2015. The slight increase in noninterest expense during the 2016 period relates primarily to increases in salaries and benefits and occupancy expenses, partially offset by a reduction in other real estate owned expenses.

During the first quarter of 2016, we recorded total credit costs of $910 thousand compared to $1.4 million during the first quarter of 2015. The $910 thousand in credit costs during the first quarter of 2016 related primarily to the $625 thousand provision for loan losses, combined with expenses of $285 thousand related to the sale and management of other real estate owned. In addition, net loan charge-offs for the first quarter of 2016 were $356 thousand, or 0.14% of average loans on an annual basis, and related primarily to two commercial and one consumer relationships. Comparatively, the $1.4 million in credit costs during the first quarter of 2015 related primarily to the $625 thousand provision for loan losses, combined with $763 thousand of expenses related to the sale and management of other real estate owned. Net loan charge-offs for the first quarter of 2015 were $136 thousand, or 0.06% of average loans on an annual basis, and related primarily to two commercial relationships. Our allowance for loan losses was $13.9 million, or 1.34% of loans, at March 31, 2016 which provides approximately 225% coverage of nonaccrual loans, compared to $12.2 million, or 1.35% of loans, and approximately 188% coverage of nonaccrual loans at March 31, 2015.

Nonperforming assets were $8.5 million, or 0.68% of total assets, as of March 31, 2016. Comparatively, nonperforming assets were $9.1 million, or 0.75% of total assets, at December 31, 2015, and $9.1 million, or 0.85% of total assets, at March 31, 2015. Of the $8.5 million in total nonperforming assets as of March 31, 2016, nonperforming loans represent $6.2 million and other real estate owned represents $2.3 million. Classified assets improved to 15% of tier 1 capital plus the allowance for loan losses at March 31, 2016, compared to 20% at March 31, 2015.

Gross loans were $1.039 billion, excluding loans held for sale, at March 31, 2016, compared to $1.005 billion at December 31, 2015, and $909.3 million at March 31, 2015. Of the $33.9 million of loan growth during the first quarter of 2016, $9.0 million was in the Greenville market, $3.4 million was in the Columbia market, and $21.5 million was in the Charleston market. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $853.6 million at March 31, 2016 compared to $840.2 million at December 31, 2015, and $707.7 million at March 31, 2015. During the first quarter of 2016, core deposits grew by $13.4 million with growth of $4.3 million in the Greenville market and $11.2 million in the Charleston market, partially offset by a slight decline of $2.1 million in the Columbia market.

Shareholders’ equity totaled $98.3 million as of March 31, 2016, compared to $94.2 million at December 31, 2015, and $85.4 million as of March 31, 2015. As of March 31, 2016, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2016-2015	December 31	September 30	June 30
(in thousands, except per share data)	2016	2015	% Change	2015	2015	2015
Earnings Summary
Interest income	$12,329	10,801	14.1%	12,147	11,766	11,316
Interest expense	2,022	1,731	16.8%	2,016	1,928	1,825
Net interest income	10,307	9,070	13.6%	10,131	9,838	9,491
Provision for loan losses	625	625	-	700	875	1,000
Noninterest income	2,559	2,141	19.5%	2,036	2,124	2,115
Noninterest expense	7,517	7,461	0.8%	7,231	6,871	6,646
Income before provision for income taxes	4,724	3,125	51.1%	4,236	4,216	3,960
Income tax expense	1,718	1,097	56.6%	1,383	1,489	1,400
Net income available to common shareholders	$3,006	2,028	48.2%	2,853	2,727	2,560

Basic weighted average common shares	6,273	6,225	0.8%	6,269	6,238	6,234
Diluted weighted average common shares	6,663	6,515	2.3%	6,614	6,579	6,534

Earnings per common share – Basic	$0.48	0.33	45.5%	0.46	0.44	0.41
Earnings per common share – Diluted	0.45	0.31	45.2%	0.43	0.41	0.39

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2016-2015	December	September 30	June 30
(in thousands, except per share data)	2016	2015	% Change	2015	2015	2015
Balance Sheet Highlights
Assets	$1,239,317	1,072,637	15.5%	1,217,293	1,173,557	1,119,000
Investment securities	82,805	54,033	53.2%	95,471	71,878	56,997
Mortgage loans held for sale	14,241	14,844	(4.1)%	4,943	10,887	12,402
Loans	1,038,862	909,321	14.2%	1,004,944	993,233	963,496
Allowance for loan losses	13,898	12,241	13.5%	13,629	13,368	12,927
Other real estate owned	2,284	2,570	(11.1)%	2,475	2,657	2,887
Noninterest bearing deposits	189,620	152,589	24.3%	189,686	173,602	162,845
Interest bearing deposits	813,621	697,721	16.6%	796,047	770,316	731,679
Total deposits	1,003,241	850,310	18.0%	985,733	943,918	894,524
Other borrowings	115,200	115,200	-	115,200	115,200	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	98,295	85,353	15.2%	94,240	91,050	87,667
Total shareholders’ equity	98,295	85,353	15.2%	94,240	91,050	87,667
Common Stock
Book value per common share	$15.49	13.70	13.1%	14.98	14.58	14.06
Stock price:
High	25.74	18.60	38.4%	22.90	21.22	18.24
Low	21.66	15.78	37.3%	19.52	17.77	17.00
Period end	24.41	17.00	43.6%	22.70	20.49	17.90
Common shares outstanding	6,344	6,231	1.8%	6,289	6,243	6,236
Other
Loans to deposits(5)	103.55%	106.94%	(3.2)%	101.95%	105.22%	107.71%
Team members	172	162	6.2%	171	169	169
Average Balances ($ in thousands):
Loans(5)	$1,032,793	891,481	15.9%	1,002,024	968,767	933,816
Deposits	972,933	818,275	18.9%	990,209	912,901	856,423
Assets	1,207,501	1,049,049	15.1%	1,221,814	1,140,836	1,080,811
Equity	96,965	85,088	14.0%	93,426	90,268	87,383

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2016	2015	2015	2015	2015
Nonperforming Assets
Commercial
Owner occupied RE	$455	704	718	720	280
Non-owner occupied RE	4,066	4,170	4,434	3,018	3,167
Construction	-	-	-	-	-
Commercial business	736	779	895	1,178	1,130
Consumer
Real estate	-	-	-	419	457
Home equity	257	258	250	250	188
Construction	-	-	-	-	-
Other	-	5	1	1	2
Nonaccruing troubled debt restructurings	675	701	887	1,087	1,301
Total nonaccrual loans	6,189	6,617	7,185	6,673	6,525
Other real estate owned	2,284	2,475	2,657	2,887	2,570
Total nonperforming assets	$8,473	9,092	9,842	9,560	9,095
Nonperforming assets as a percentage of:
Total assets	0.68%	0.75%	0.84%	0.85%	0.85%
Total loans	0.82%	0.90%	0.99%	0.99%	1.00%
Accruing troubled debt restructurings	$6,122	7,266	7,232	8,173	8,336

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
Allowance for Loan Losses
Balance, beginning of period	$13,629	13,368	12,927	12,241	11,752
Loans charged-off	(394)	(468)	(541)	(354)	(145)
Recoveries of loans previously charged-off	38	29	107	40	9
Net loans charged-off	(356)	(439)	(434)	(314)	(136)
Provision for loan losses	625	700	875	1,000	625
Balance, end of period	$13,898	13,629	13,368	12,927	12,241
Allowance for loan losses to gross loans	1.34%	1.36%	1.35%	1.34%	1.35%
Allowance for loan losses to nonaccrual loans	224.56%	205.98%	186.04%	193.73%	187.61%
Net charge-offs to average loans QTD (annualized)	0.14%	0.17%	0.18%	0.14%	0.06%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.64%	0.32%	0.28%	0.31%	0.29%
Investment securities, taxable	2.12%	2.18%	2.21%	2.44%	2.61%
Investment securities, nontaxable	4.32%	4.35%	4.74%	4.50%	4.35%
Loans(11)	4.59%	4.57%	4.61%	4.64%	4.67%
Total interest-earning assets	4.35%	4.17%	4.33%	4.44%	4.43%
Interest-bearing liabilities
NOW accounts	0.18%	0.18%	0.15%	0.18%	0.18%
Savings & money market	0.42%	0.42%	0.40%	0.40%	0.35%
Time deposits	0.82%	0.81%	0.80%	0.75%	0.72%
Total interest-bearing deposits	0.50%	0.51%	0.50%	0.49%	0.46%
Note payable and other borrowings	3.28%	3.13%	3.11%	3.10%	2.87%
Junior subordinated debentures	2.82%	2.52%	2.46%	2.42%	2.42%
Total interest-bearing liabilities	0.88%	0.87%	0.88%	0.88%	0.86%
Net interest spread	3.46%	3.31%	3.45%	3.56%	3.57%
Net interest income (tax equivalent) / margin	3.64%	3.48%	3.62%	3.73%	3.72%
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2016-2015	December 31	September 30	June 30
(dollars in thousands)	2016	2015	% Change	2015	2015	2015
Noninterest income
Loan and mortgage fee income	$1,517	1,196	26.8%	1,242	1,426	1,409
Service fees on deposit accounts	220	227	(3.1)%	217	230	219
Income from bank owned life insurance	186	166	12.0%	187	167	165
Gain on sale of investment securities	307	259	18.5%	-	2	36
Other income	329	293	12.3%	390	299	286
Total noninterest income	$2,559	2,141	19.5%	2,036	2,124	2,115

Noninterest expense
Compensation and benefits	$4,551	4,277	6.4%	4,352	4,313	4,106
Occupancy	870	737	18.0%	885	845	842
Real estate owned expenses	285	763	(62.6)%	139	148	93
Data processing and related costs	598	585	2.2%	701	588	573
Insurance	233	202	15.3%	224	215	213
Professional fees	254	233	9.0%	341	180	233
Marketing	231	238	(2.9)%	193	217	222
Other	495	426	16.2%	396	365	364
Total noninterest expenses	$7,517	7,461	0.8%	7,231	6,871	6,646

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.2 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864- 679- 9070

MEDIA CONTACT: ART SEAVER 864- 679- 9010

WEB SITE: www.southernfirst.com